  EXHIBIT 99.1

For Immediate Release

BioNitrogen Holdings Corp. Files for Chapter 11 Protection

[Miami FL] — [11/04/2015], — On November 3, 2015, BioNitrogen Holdings Corp. (the "Company") filed for Chapter 11 reorganization in the United States Bankruptcy Court for the Southern District of Florida in connection with its efforts to restructure its debt and reorganize its operations. The Company's Board of Directors approved the bankruptcy filing.

Additionally, on October 30, 2015, James Simonton, Carlis "Chic" Sabinson and Roger Imperial resigned as members of our Board of Directors. The bankruptcy filing and the Director resignations are further detailed in the Company's November 4, 2015 Form 8-K filed with the Securities and Exchange Commission.

"We seek to emerge from this process as quickly as possible in a stronger position as a Company" stated Carlos Contreras, Chairman and CEO.

Any questions regarding BioNitrogen are to be directed through our Investor Relations as follows:

Email: BION@pentant.com

Phone: 203.553.9825

Primary Contact: Lilian Ruiz

About BioNitrogen Holdings Corp.

BioNitrogen Holdings Corp. (OTC PINK: BION) is a clean tech company that utilizes patented technology to build environmentally friendly plants that convert biomass into urea fertilizer. Our mission is to provide safe, cost effective, green solutions that are economically beneficial in locations where biomass is produced and urea is consumed. Additional information can be found at www.BioNitrogen.com.

Safe Harbor Statement

Statements made in this press release that express the Company or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company's forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company's future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.